                                                                     EXHIBIT 8.1

                  FORM OF HAYNES AND BOONE, L.L.P. TAX OPINION
                  --------------------------------------------

_______________________, 1997


To the Target Shareholders
Referenced Herein:

Re: Certain Federal Income Tax Consequences of the Acquisitions by American Physician Partners, Inc. ("APPI") of __________________________________

Ladies and Gentlemen:

We have been asked, as special counsel to APPI, to render this opinion regarding certain federal income tax consequences of the exchange of shares by the owners of equity interests in the organizations listed in Schedule A hereto (the "Target") for shares of common stock of APPI and cash pursuant to the transactions set forth on Schedule A (the "Acquisitions"). The term "Certificates" refers to the certificates provided to us by each of the Targets, APPI and the Target Shareholders (as defined below). This opinion is directed to and may be relied upon only by those Target Shareholders who have provided a Certificate of Target Shareholders to us prior to the date hereof and in the form that we requested.

In addition to the Acquisitions, APPI will complete an initial public offering (the "IPO") of shares of its common stock in a closing that will occur simultaneously with the Acquisitions. The obligations of the parties to consummate the Acquisitions and the ability of APPI to complete the IPO are each subject to the completion and consummation of the other transaction. Each of the agreements referred to in Schedule A relating to the Acquisitions are hereinafter referred to collectively as the "Acquisition Agreements." References to the Registration Statements are to the Registration Statement on Form S-4 of APPI (Registration No. 333-31611) filed with the Securities and Exchange Commission with respect to the Acquisitions and the Registration Statement on Form S-1 of APPI (Registration No. 333- 30205) filed with the Securities and Exchange Commission with respect to the IPO. All terms not defined herein shall have the meaning assigned to them in the Registration Statement on Form S-4 of APPI.

American Physician Partners, Inc.
_________________, 1997
Page 2


In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Acquisition Agreements, the Certificates, the Registration Statements, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have relied, as to matters of fact, solely upon the matters set forth in the Acquisition Agreements; the Certificates; the Registration Statements; and the assumptions contained herein. We have not undertaken any independent investigation or verification as to any such factual matters. Without the Certificates, we would not render this opinion.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial and administrative authorities and interpretative rulings of the Internal Revenue Service (the "IRS").

                                   ASSUMPTIONS

In rendering the opinions set forth below, we have assumed that (1) the Acquisitions will be consummated in the manner described in the Acquisition Agreements, (2) the representations and assumptions contained in the Certificates delivered to us and on which we are relying as set forth above are true and accurate as of the date of the Certificates and continuing through the time at which the Acquisitions are effective (the "Effective Time"), (3) each representation made to the best of the knowledge of any person is in fact true and accurate, (4) no Target Shareholder has or, on or before the Effective Time, will have a plan or intent to dispose of shares of APPI common stock to be received in the Acquisitions or to dispose of any interest in the Targets in anticipation of the Acquisitions, (5) all signatures on all documents we examined are genuine, (6) all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies are in conformity to the original documents, and (7) the Acquisitions to be effected by means of a merger qualify as a merger under the corporation law of the State in which the participants are incorporated.

American Physician Partners, Inc.
_________________, 1997
Page 3

                                     OPINION

Based on the facts and assumptions set forth above and upon our examination of the Acquisition Agreements, the Certificates, the Registration Statements and the relevant legal authorities, it is our opinion that:

         (A) The _____________ Merger will qualify as a reorganization described in Section 368(a) of the Code. ________________ and APPI will each be "a party to such reorganization" described in Section 368(b) of the Code. As a result, shareholders of ______________ will not recognize gain or loss on the disposition of their _________ shares pursuant to the ________________ Merger to the extent that they receive shares of common stock of APPI. Gain will be recognized for federal income tax purposes to the extent that a shareholder of ______________ receives (or is deemed to receive) cash or other property in the Merger.

         (B) The exchange of shares of the Targets for shares of the common stock of APPI in Acquisitions other than the ______________ Merger will be exchanges described in Section 351 of the Code. As a result, Target Shareholders will recognize gain from such Acquisitions only to the extent that they receive (or are deemed to receive) cash or other property in the Acquisitions.

         (C) Except as set forth below, no gain or loss will be recognized by the security holders or partners of any of the Entities who exchange their Old Shares or Old Partnership Interests for APPI Common Stock pursuant to the Merger or Exchange, as the case may be.

         (D) The aggregate tax basis of APPI Common Stock received in the Merger or Exchange, as the case may be, will equal the aggregate tax basis of the Old Shares or Old Partnership Interests, as the case may be, exchanged therefor.

         (E) No gain or loss will be recognized by each of the Entities in connection with the Merger or Exchange, as the case may be.

         (F) Provided that the Old Shares or Old Partnership Interests are held as a capital asset at the Effective Time of a given Merger or the Closing Date of a given Exchange, the holding period of APPI Common Stock will include the holding period of such Old Shares or Old Partnership Interests.

American Physician Partners, Inc.
_________________, 1997
Page 4


         (G) Security holders or partners of any of the Entities will recognize gain only to the extent that they receive (or are deemed to receive) cash or property other than APPI Common Stock.

Our opinion is limited to the specific matters described above. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to the Acquisitions. The opinion does not address all of the tax consequences that may result from the Acquisitions or other transactions (including any transaction undertaken in connection with or in contemplation of the Acquisitions) which may be material to an individual Target Shareholder based on his or her particular tax situation. In particular, we express no opinion regarding (i) other corporate level tax consequences of the Acquisitions to Targets or APPI, including without limitation the recognition of gain or the survival and/or availability, after the Acquisitions, of any of the federal income tax attributes or elections of the Targets; (ii) the tax consequences of any transaction in which an interest in a Target or a right to acquire an interest in a Target was received; (iii) the tax consequences of the Acquisitions to holders of options, warrants or other rights to acquire an interest in a Target; (iv) the tax consequences to any person on the release or return of shares pursuant to any indemnity agreements; (v) the tax consequences of the payment to the Target Shareholders by APPI of any indemnity payment; or
(vi) the tax consequences of any transaction (including the Acquisitions) if all the transactions described in the Acquisition Agreements are not consummated in accordance with the terms of such Acquisition Agreements, without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.

No ruling will be requested from the IRS regarding the Acquisitions. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not successfully challenge the taxpayers' tax treatment of the Acquisitions. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to the Acquisitions and that such changes could result in a materially different result than the result described in this opinion.

American Physician Partners, Inc.
_________________, 1997
Page 5


The opinions set forth above represent our conclusions based upon the documents reviewed by us, the facts and assumptions presented to us and stated herein. Any material amendments to such documents or changes in any fact or assumption stated herein or in the Certificates could affect the opinions expressed herein.

This opinion is delivered and is effective as of the consummation of the transactions contemplated by the Registration Statements. Accordingly, this opinion is based on matters existing as of such date. The opinions set forth herein may not be used and may not be provided to or relied upon by others without our express written consent.

                                                     Very truly yours,

                                                     Haynes and Boone, L.L.P.